UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.

855 N. Wolfe Street, Suite 623

Baltimore, MD 21205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 848-8698

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 31, 2023, MyMD Pharmaceuticals, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Company’s Annual Meeting, holders of the Company’s voting securities with a total aggregate voting power of 40,792,746 votes were present in person or represented by proxy, provided, however, that shares of Common Stock issued in respect of shares of Series F Convertible Preferred Stock were not entitled to vote on the Issuance Proposal (as defined below). The matters submitted for a vote and the related results are set forth below.

(1)	Election of six (6) directors to hold office for a one year term and until their successors are elected and qualified or until their earlier incapacity, removal or resignation:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chris Chapman	16,342,788	439,439	12,219,051
Craig Eagle	14,772,763	2,009,464	12,219,051
Christopher C. Schreiber	16,350,050	432,177	12,219,051
Joshua Silverman	15,566,045	1,216,182	12,219,051
Jude Uzonwanne	14,413,848	2,368,379	12,219,051
Bill J. White	16,490,668	291,559	12,219,051

The terms of the Company’s directors were scheduled to expire at the Annual Meeting, and the Board nominated all six directors for re-election at the Annual Meeting. At the Annual Meeting, Dr. Chris Chapman, Dr. Craig Eagle, Mr. Christopher C. Schreiber, Mr. Joshua Silverman, Mr. Jude Uzonwanne, and Mr. Bill J. White were elected as directors of the Board to serve for a term expiring at the Company’s 2024 annual meeting of stockholders.

(2)	Approval of the Agreement and Plan of Merger (the “Plan of Merger”) between the Company and its wholly-owned Delaware subsidiary, MyMD Pharmaceuticals, Inc. (“MyMD Delaware”), pursuant to which the Company will merge with and into MyMD Delaware for the sole purpose of changing the Company’s state of domicile, including the approval of the Certificate of Incorporation of MyMD Delaware (the “Reincorporation Proposal”):

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,699,321	1,026,077	56,829	12,219,051

(3)	Authorization, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock underlying shares of convertible preferred stock and warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated February 21, 2023, by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of the Company’s common stock outstanding immediately prior to the issuance of such convertible preferred stock and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants):

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
15,753,076	883,582	145,569	12,219,051

(4)	Ratification of the appointment of Morison Cogen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Votes For	Votes Against	Votes Abstaining
28,724,777	208,334	68,167

(5)	Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
16,015,758	640,968	125,501	12,219,051

For more information about the foregoing proposals, see the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on June 30, 2023, and the amendment thereto, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: August 1, 2023	By:	/s/ Chris Chapman
Chris Chapman, M.D.
President